CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement Number 333-56446 (dated March 2, 2001, on Form S-8) and Registration Statement Number 333-41766 (dated July 19, 2000, on Form S-8) of our report dated January 23, 2002, on the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2001.


/s/Wolf & Company, P.C.
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Wolf & Company, P.C.


Boston, Massachusetts
March 26, 2002